                                                                    EXHIBIT 99.2

                        UNAUDITED SELECTED FINANCIAL DATA

      The selected consolidated financial data set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements of Inktomi Corporation and the notes thereto included elsewhere in this report. The historical results are not necessarily indicative of results to be expected for any future period.

                   CONSOLIDATED STATEMENTS OF OPERATIONS DATA

                                                              FOR THE YEAR ENDED SEPTEMBER 30,
                                               ---------------------------------------------------------------
                                                 2002(a)         2001(b)      2000         1999         1998
                                               ---------       ---------    ---------    ---------    --------
                                                            (IN THOUSANDS, EXCEPT PER SHARE DATA)
      Total revenues .......................   $  90,287       $ 172,526    $ 220,666    $  73,503    $ 21,355
      Operating loss .......................    (261,732)       (184,480)     (23,098)     (37,619)    (30,428)
      Loss from continuing operations ......    (255,818)       (240,957)      (7,973)     (33,028)    (29,915)
      Loss from discontinued operations ....    (244,977)        (55,525)     (19,367)          --          --
      Net loss .............................   $(500,795)      $(296,482)   $ (27,340)   $ (33,028)   $(29,915)
      Basic and diluted loss per
        share from continuing operations ...       (1.79)          (1.92)       (0.07)       (0.32)      (0.38)
      Basic and diluted loss per
        share from discontinued operations .       (1.72)          (0.44)       (0.17)          --          --
      Basic and diluted net loss per
        share ..............................       (3.51)          (2.36)       (0.24)       (0.32)      (0.38)
      Weighted average shares outstanding
        used in calculating basic and
        diluted net loss per share .........     142,693         125,608      113,030      102,033      79,252

(a) Fiscal 2002 includes the following items in loss from continuing operations: $10.2 million impairment charge related to goodwill and other intangibles; $80.0 million charges related to our Parkside lease restructuring and termination; and $103.0 million charge for impairment of property, plant and equipment.

      Fiscal 2002 includes the following items in loss from discontinued operations: $192.4 million impairment charge related to goodwill and other intangibles.

(b) Fiscal 2001 includes the following items in loss from continuing operations: $44.9 million impairment charge related to goodwill and other intangibles; $19.5 million in acquisition related costs; and a $65.9 million charge for impairment of investments.

                        CONSOLIDATED BALANCE SHEETS DATA

                                                                      SEPTEMBER 30
                                                 -----------------------------------------------------
                                                   2002         2001       2000       1999      1998
                                                 ---------    --------   --------   --------   -------
                                                                    (IN THOUSANDS)
      Cash and cash equivalents and short-term
        investments ..........................   $  45,407    $ 84,513   $218,511   $304,214   $54,711
      Long term restricted cash ..............          --     128,957    119,616         --        --
      Investments in equity securities .......         331       1,381    117,898      8,180        --
      Working capital ........................     (36,377)      7,672    165,328    298,764    40,949
      Total assets ...........................     145,216     583,123    919,256    385,337    78,946
      Debt and capital lease obligations, less
        current portion ......................         216       5,649      3,748      8,293     9,074
      Total stockholders' equity .............      46,634     471,981    803,062    343,867    50,184

----------
Note: All historical information has been restated to reflect the acquisitions of C2B Technologies, Inc. in September 1998, Impulse! Buy Network, Inc. in April 1999, WebSpective Software, Inc. in October 1999, and FastForward Networks, Inc. in October 2000. Each of these acquisitions were accounted for as a pooling of interests.